UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2015

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2015, Best Buy Co., Inc. ("Best Buy" or the "registrant") held its Regular Meeting of Shareholders. At the close of business on April 13, 2015, the record date for the determination of shareholders to vote at the Regular Meeting of Shareholders, there were 352,334,352 shares of common stock of the registrant issued and outstanding. The holders of 321,258,659 shares of common stock were represented either in person or by proxy at the meeting, constituting a quorum.

The final results of the votes of the shareholders of the registrant are set forth below. All items submitted to vote by shareholders received more than 97% support of votes cast.

1.	Election of Directors. The following individuals were elected as directors for a term of one year, based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Bradbury H. Anderson	298,784,874	2,324,085	716,519	19,433,181
Lisa M. Caputo	298,786,561	2,314,571	724,346	19,433,181
J. Patrick Doyle	299,171,220	1,906,749	747,509	19,433,181
Russell P. Fradin	299,146,226	1,928,993	750,259	19,433,181
Kathy J. Higgins Victor	294,195,342	5,879,901	1,750,235	19,433,181
Hubert Joly	295,623,947	4,906,021	1,295,510	19,433,181
David W. Kenny	299,142,683	1,941,433	741,362	19,433,181
Thomas L. Millner	298,842,221	2,235,797	747,460	19,433,181
Gérard R. Vittecoq	299,101,163	1,987,425	745,890	19,433,181

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the registrant's independent registered public accounting firm for the fiscal year ending January 30, 2016, was ratified based upon the following votes:

For	Against	Abstain
318,926,863	1,502,099	829,697

3.
Advisory Vote on Executive Compensation. The proposal relating to the non-binding advisory vote to approve the executive compensation of the registrant was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
295,510,978	5,227,768	1,086,732	19,433,181

For additional information regarding the registrant, see the registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2015 and Proxy Statement dated April 28, 2015. Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 11, 2015	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary

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